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                                                                    Exhibit 23.1




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.




                                            /s/ ARTHUR ANDERSEN & CO.
                                            Arthur Andersen & Co.



Hartford, Connecticut
February 7, 1994